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                                                                    Exhibit 99.4


PERSONAL AND CONFIDENTIAL
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January 26, 2001

Board of Directors
Fiduciary Trust Company International
Two World Trade Center
New York, NY 10048-0772

Re: Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-52722) of Franklin Resources, Inc.

Ladies and Gentlemen:

Reference is made to our opinion letter dated January 19, 2001 as to the fairness from a financial point of view to the holders (other than Franklin, as defined below) of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of Fiduciary Trust Company International (the "Company"), of the Exchange Ratio (as defined below) of shares of Common Stock, par value $0.10 per share, of Franklin Resources, Inc. ("Franklin") to be received for each Share (the "Exchange Ratio"), pursuant to the Agreement and Plan of Share Acquisition dated as of October 25, 2000, and as amended as of January 19, 2001, between the Company and Franklin.

The foregoing opinion letter was provided for the information and assistance of the Board of Directors of the Company in connection with the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has been determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to the opinion of our Firm under the captions "Summary - Opinion of Goldman, Sachs & Co." and "The Acquisition - Opinion of Goldman, Sachs & Co." and to the inclusion of the foregoing opinion in the Proxy Statement included in the above-mentioned Registration Statement.
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Fiduciary Trust Company International
January 26, 2001
Page Two

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Goldman, Sachs & Co.
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(GOLDMAN, SACHS & CO.)